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                          BRIGGS & STRATTON CORPORATION

               FORM 10-Q for Quarterly Period Ended March 31, 2002



                                 Exhibit No. 10



              NOTICE OF ELECTION FOR FIXED PRICE CASH PAY-OUT UNDER
                         DEFERRED COMPENSATION AGREEMENT
             BY FREDERICK P. STRATTON, JR., DATED JANUARY 3, 2002,
         AND APPROVAL OF COMPENSATION COMMITTEE DATED JANUARY 15, 2002



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                 NOTICE OF ELECTION FOR FIXED PRICE CASH PAY-OUT
                     UNDER DEFERRED COMPENSATION AGREEMENTS



January 3, 2002

Chairman
Compensation Committee of the Board of Directors
Briggs & Stratton Corporation
12301 West Wirth Street
Wauwatosa, WI   53222


         RE:      DEFERRED COMPENSATION AGREEMENTS

         Pursuant to the provisions of the Deferred Compensation Agreements between Briggs & Stratton Corporation (the "Company") and the undersigned, Frederick P. Stratton, Jr., under each of which I have previously elected to have the amounts deferred converted into shares of phantom Company common stock, I hereby further elect to receive distributions under such Deferred Compensation Agreements in cash, rather than in Company stock, provided that, subject to the approval of the Compensation Committee of the Board of Directors, for purposes of determining the amount of cash to be distributed, my phantom stock units (including any phantom stock units acquired hereafter as a result of the crediting of dividend equivalents on my phantom stock unit balances in accordance with the terms of the Deferred Compensation Agreements) shall be valued at the mean between the highest and lowest reported sales prices of Company common stock on the New York Stock Exchange on this 3rd day of January, 2002, rather than the market price on the distribution date (regardless of whether the market price of the common stock on the distribution date is higher or lower than the fixed pay-out price hereby elected).

         Payment of distributions to me, which under the terms of the Deferred Compensation Agreements is to be made in a lump sum as soon as practicable following the end of the Company's 2002 fiscal year, since my employment with the Company terminated as of December 31, 2001, shall be subject to tax or other withholding requirements as may be required by law, and to all other applicable provisions of the Deferred Compensation Agreements.



                                   /s/ Frederick P. Stratton, Jr.
                                   -------------------------------
                                   Frederick P. Stratton, Jr.


                                   /s/ Anne Y. Stratton
                                   -------------------------------
                                   Anne Y. Stratton, his spouse


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                       APPROVAL OF COMPENSATION COMMITTEE

         By resolution duly adopted on January 15, 2002, the Compensation Committee of the Board of Directors of Briggs & Stratton Corporation has approved the attached "Notice of Election for Fixed Price Cash Pay-Out Under Deferred Compensation Agreements" of Frederick P. Stratton, Jr., dated January 3, 2002, with the Corporation's stock to be valued at $42.54 per share, which is the mean between the highest and lowest reported sales prices of Corporation common stock on the New York Stock Exchange on January 3, 2002.

         Dated January 15, 2002.



                                      /s/ Robert J. O'Toole
                                      ---------------------------------------
                                      Robert J. O'Toole,
                                      Chairman of the Compensation Committee